BINGHAM, DANA & GOULD
                              150 FEDERAL STREET
                       BOSTON, MASSACHUSETTS 02110-1726
                               TEL: 617.951.8000
                               FAX: 617.951.8736


                               January 29, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  The Diversified Investors Fund Group:
               Diversified Investors Growth & Income Fund
               (File Nos. 33-61810 and 811-7674)

Ladies and Gentlemen:

     On behalf of our clients, The Diversified Investors Fund Group, we enclose herewith pursuant to Rule 20a-1 under the Investment Company Act of 1940, as amended, and Rule 14a-6(a) under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), a preliminary copy of the:

   *  Letter to Shareholders,

   *  Notice of Meeting,

   *  Proxy Statement, and

   *  Form of Proxy

to be used in connection with the Special Meeting of Shareholders of Diversified Investors Growth & Income Fund, a series of The Diversified Investors Funds Group, to be held on March 8, 1996. In compliance with Rule 14a-6(d) under the 1934 Act, definitive copies of the enclosed materials filed pursuant to Rule 14a-6(b) are intended to be first given or sent to shareholders on or about February 15, 1996.

     Payment of $125.00 was received by the Securities and Exchange Commission on January 25, 1996 for S.E.C.File no. 33-61810. The wire went to the following account:

     Mellon Bank
     Pittsburgh
     SEC Acct #910-8739
     ABA #043-00-261

     If you have any comments or questions, please do not hesitate to call the undersigned at 617-951-8515 or Toby R. Serkin at 617-951-8760.

                              Sincerely,

                              Lea Anne Copenhefer

Enclosures
cc:   Ms. Kathy Tewey
      Mr. Robert F. Colby
      Roger P. Joseph, Esq.
      Toby R. Serkin, Esq.